UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2014

COVISINT CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number: 001-36088

Michigan (State or other jurisdiction of incorporation or organization)	26-2318591 (I.R.S. Employer Identification No.)
One Campus Martius, Detroit, Michigan (Address of Principal Executive Offices)	48226-5099 (Zip Code)
Registrant’s telephone number, including area code (313) 227-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers; Appointment of Chief Executive Officer

a. Short-Term Incentive Plan.

On June 30, 2014, the Covisint Corporation (the "Company") Compensation Committee (“Committee”) approved the Covisint Corporate Short-Term Incentive Plan (“STIP”), attached hereto as Exhibit 10.1. The STIP provides participants in the Plan, including Executive Officers of the Company, an annual cash bonus when certain performance metrics set by the Committee are achieved. Under the STIP, seventy percent of the potential bonus is based upon the Company achieving an annual Revenue metric, and thirty percent of the potential bonus is based upon the Company achieving an Annualized Subscription Revenue (“ASR”) metric. If the minimum Revenue and ARS metrics are not met, no bonus will be paid. If the minimum Revenue and ASR metrics are achieved, a bonus of fifty percent of the participant’s target bonus will be paid. If the Revenue and ASR metrics are achieved, and either the Revenue and/or ASR metrics are exceeded by fifty percent, a bonus of 150% of the participant’s target bonus will be paid on the metric(s) exceeded. If the ASR target is exceeded by 200%, a bonus of 200% of the 30% of the target bonus attributable to ASR will be paid.

b.    Inman Severance Agreement

On July 1, 2014, the Company and its President and Chief Executive Officer, Samuel M. Inman, III, entered into a Severance Agreement (“Severance Agreement”), attached hereto as Exhibit 10.2. The material terms of the Severance Agreement are as follows:
Term. The severance agreement commenced on July 1, 2014 and will continue in effect through December 31, 2016, and then will be automatically extended for consecutive one-year periods each subsequent January 1 unless, not later than 15 months prior to the expiration of the then-current term, the Company or Mr. Inman shall have given notice not to extend the term. If a change in control of the Company (as defined in the Severance Agreement) occurs during the term, the term will expire 24 months following the date of the change in control.

Severance. If Mr. Inman experiences a “qualifying termination,” the Company will provide him with the following severance payments and benefits:

•	a cash lump sum payment in an amount equal to one times his annual base salary and the target annual cash bonus;

•
the payment for the continuation of life, disability, accident and health insurance benefits substantially similar to those provided to him immediately prior to the date of termination through the reimbursement of COBRA for a 12-month period; and

•
a cash payment in an amount equal to any unpaid incentive compensation which has been allocated or awarded to him for a prior year and which is contingent only on his continued employment and an amount equal to the pro rata portion of the award he would have earned with respect to the year in which the termination occurs.

Qualifying Termination. A “qualifying termination” means Mr. Inman’s employment is terminated by the Company for any reason other than for cause, death or disability or resignation without good reason during the term of the Severance Agreement.
Good Reason. A resignation with “good reason” generally means the assignment of duties materially inconsistent with Mr. Inman’s status or a substantial adverse alteration in the nature or status of his responsibilities, a reduction in base salary or target bonus, a relocation of greater than 25 miles and certain failures of the Company to pay compensation and benefits otherwise due or to fulfill certain contractual obligations.
Section 280G. The Severance Agreement provides that if payments and benefits provided to Mr. Inman would constitute an “excess parachute payment” for purposes of Section 280G of the Code, he will either have his payments and benefits reduced to the highest amount that could be paid without triggering Section 280G or receive the after-tax amount of his payment and benefits, whichever results in the greater after-tax benefit, taking into account the excise tax imposed under Section 4999 of the Code and any applicable federal, state and local taxes.
Executive’s Covenants. Under the Severance Agreement, Mr. Inman agrees, following a potential change in control to remain employed until the earlier of (a) a change in control, (b) six months after a potential change in control or (c) his termination of employment.

c.    Inman Option Agreement and Restricted Stock Unit Agreement

On July 1, 2014, the Company granted Mr. Inman an option to purchase 750,000 shares of the Company’s common stock with an exercise price of $4.86 per share. The option vests in three equal parts on the first three anniversaries of the grant date. All of the unvested option shares will immediately vest and be exercisable on the date of the termination of Mr. Inman’s employment through the option expiration date: (1) in the event that the Mr. Inman ceases to be employed due to his death or disability; (2) under the circumstances set forth in Mr. Inman’s Severance Agreement; (3) in the event Mr. Inman is terminated by the Company without Cause as defined in the Severance Agreement; or (4) if he is constructively terminated following the effective date of a change in control of the Company. Mr. Inman’s Stock Option Agreement is attached as Exhibit 10.3.

On July 1, 2014, the Company granted Mr. Inman 182,193 restricted stock units, which vest in equal parts on the first three anniversaries of the grant date. All of the unvested restricted stock units will immediately vest and become non-forfeitable on the date of the termination of Mr. Inman’s employment: (1) in the event that the Mr. Inman ceases to be employed due to his death or disability; (2) under the circumstances set forth in Mr. Inman’s Severance Agreement; (3) in the event Mr. Inman is terminated by the Company without Cause as defined in the Severance Agreement; or (4) if he is constructively terminated following the effective date of a change in control of the Company. Mr. Inman’s Restricted Stock Unit Award Agreement is attached as Exhibit 10.4.

Item 9.01: Financial Statements and Exhibits

(c) Exhibits.

10.1    Covisint Corporate Short-Term Incentive Plan;

10.2	Severance Agreement, dated July 1, 2014 between Samuel M. Inman, III and Covisint Corporation;

10.3	Stock Option Agreement, dated July 1, 2014 between Samuel M. Inman, III and Covisint Corporation; and

10.4	Restricted Stock Unit Award Agreement, dated July 1, 2014 between Samuel M. Inman, III and Covisint Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVISINT CORPORATION

Date:	July 7, 2014	By:	/s/ Michael A. Sosin
		Name:	Michael A. Sosin
		Title:	Vice President, General Counsel and Secretary

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